Exhibit 4

Telephone: Facsimile: E-Mail:	(876) 906-2414 (876) 754-5158 attorneygeneral@agc.gov.jm	ATTORNEY GENERAL’S CHAMBERS NCB North Towers 2 Oxford Road Kingston 5
Reference Number: 004-AN640

September 6, 2016

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

In the capacity of Deputy Solicitor General of Jamaica, the undersigned has acted as counsel for the Government of Jamaica (“Jamaica”) with respect to Jamaica’s issuance of U.S.$743,238,000 8.000% Amortizing Notes due 2039 (the “Notes”) in a reopening of their existing series of 8.000% Amortizing Notes due 2039 in the form of a takedown from Jamaica’s Registration Statement No. 333-205769 under Schedule B (the “Registration Statement”), filed with the Securities and Exchange Commission of the United States of America (the “Commission”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

A.	DOCUMENTS

In arriving at the opinion expressed below, the undersigned has reviewed the following documents:

(i)	the Registration Statement, as filed with the U.S. Securities and Exchange Commission (the “Commission”);

(ii)	the prospectus dated July 23, 2015, as filed with the Commission (the “Base Prospectus”);

(iii)	the preliminary prospectus supplement, dated August 10, 2016, as filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), specifically relating to the Notes;

(iv)	the final prospectus supplement, dated August 11, 2016, as filed with the Commission pursuant to Rule 424(b)(2) of the Securities Act (the “Final Prospectus Supplement”), specifically relating to the Notes;

(v)	executed copies of the fiscal agency agreement dated June 20, 2002, a supplement to the fiscal agency agreement dated October 11, 2007, and an additional supplement to the fiscal agency agreement dated August 18, 2016 (as so supplemented, the “Fiscal Agency Agreement”), among Jamaica, Deutsche Bank Trust Company Americas (as fiscal agent, principal paying agent and registrar) and Deutsche Bank Luxembourg S.A. (as paying agent and transfer agent);

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(vi)	the Notes;

(vii)	the underwriting agreement dated August 11, 2016 (the “Underwriting Agreement”), among Jamaica and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the “Underwriters”); and

(viii)	the originals or copies certified or otherwise identified of such other documents, including Jamaican statutory instruments, deemed necessary for providing the opinion hereinafter expressed.

B.	ASSUMPTIONS

In giving this opinion, the undersigned has assumed the following (without independent verification):

1.	The legal capacity of the natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	The conformity to original documents and the completeness of all documents submitted to us (i) as certified or confirmed copies or photocopies, or (ii) by facsimile transmission and the authenticity of the originals of such documents;

3.	That the certificates and other documents to which the undersigned has referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	That insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	That each of the parties to the Fiscal Agency Agreement and the Underwriting Agreement have satisfied or will satisfy any applicable legal requirement under any law other than the laws of Jamaica to the extent necessary to make the Fiscal Agency Agreement and the Notes (with respect to Jamaica) enforceable against each of them.

C.	LIMITATIONS

Our opinion herein expressed is subject to the following limitations:

1.	We have not investigated and do not express any opinion as to the laws of any jurisdiction other than the Laws of Jamaica, in effect on the date of this opinion, and to the extent they are normally applicable in relation to transactions of the type provided in the documents listed at A(i)-(viii) above.

2.	We express no opinion as to matters of fact.

D.	OPINION

Based on the foregoing, it is the opinion of the undersigned that:

(a)	the issue of the Notes comply with the requirement of the Public Debt Management Act, 2012;

(b)	the execution and delivery of the Notes were duly authorized by all the necessary actions of Jamaica; and

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(c)	the Notes when authenticated in accordance with the Fiscal Agency Agreement and issued, delivered and paid for by the Underwriters,

will constitute valid and legally binding obligations of Jamaica enforceable against Jamaica in accordance with their terms, subject to the enforcement of legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

The foregoing opinion is limited to the laws of Jamaica as at the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 3 to the Annual Report of the Government of Jamaica on Form 18-K for the year ended March 31, 2016, and to the references to the Attorney General’s Chambers under the caption “Validity of the Notes” and “Validity of any Series of Debt Securities” in the Preliminary Prospectus Supplement and Final Prospectus Supplement, respectively. In giving such consent, we do not thereby admit that the Attorney General’s Chambers is in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

Yours faithfully,

/s/ Marlene Aldred
Marlene Aldred
Deputy Solicitor General

Copy:	Financial Secretary
Ministry of Finance and the Public Service
Attention: Miss Dian Black